Exhibit 99.1

News Release

Contact:	Investors: Cameron Hopewell—Managing Director, Investor Relations—(615) 263-3024 Financial Media: David Gutierrez, Dresner Corporate Services—(312) 780-7204

CORECIVIC REPORTS FIRST QUARTER 2022 FINANCIAL RESULTS

BRENTWOOD, Tenn. – May 4, 2022 – CoreCivic, Inc. (NYSE: CXW) (the Company) announced today its financial results for the first quarter of 2022.

Financial Highlights – First Quarter 2022

•	Total revenue of $453.0 million

•	CoreCivic Safety revenue of $414.2 million

•	CoreCivic Community revenue of $24.1 million

•	CoreCivic Properties revenue of $14.6 million

•	Net Income of $19.0 million

•	Diluted earnings per share of $0.16

•	Adjusted diluted EPS of $0.14

•	Funds From Operations per diluted share of $0.34

•	Adjusted EBITDA of $80.8 million

•	TTM Debt Leverage of 2.7x

Damon T. Hininger, CoreCivic’s President and Chief Executive Officer, said, “We continued to generate strong cash flow during the first quarter, despite a few short-term headwinds, including earnings disruption from the commencement of a large new state contract at our La Palma Correctional Center in Arizona and a challenging labor market. For long term value creation, we remain focused on executing our debt reduction strategy. We’ve made great strides in the last year, reducing our total net debt by nearly $450 million, which positions us to begin returning capital to shareholders in the near future.

Hininger continued, “We’re also proud to have recently released our fourth Environmental, Social and Governance (ESG) Report, which details the many ways we delivered life-changing reentry and vocational programming to our residents in 2021. It takes our entire staff of teachers, chaplains, counselors, correctional officers and so many more dedicated people to make these achievements possible, and I’m grateful for my colleagues who truly live out our mission to better the public good every day.”

First Quarter 2022 Financial Results Compared With First Quarter 2021

Net income in the first quarter of 2022 totaled $19.0 million, or $0.16 per diluted share, compared with net loss in the first quarter of 2021 of $125.6 million, or a net loss of $1.05 per diluted share. Adjusted for special items, net income in the first quarter of 2022 was $17.4 million, or $0.14 per diluted share (Adjusted Diluted EPS), compared with adjusted net income in the first quarter of 2021 of $29.3 million, or $0.24 per diluted share. Special items for each period are presented in detail in the calculation of Adjusted Diluted EPS in the Supplemental Financial Information following the financial statements presented herein. The decline in adjusted per share amounts

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

First Quarter 2022 Financial Results

was primarily the result of property sales and refinancing transactions, both of which strengthened our balance sheet, as well as the non-renewal of contracts with the United States Marshals Service (USMS) at the 1,033-bed Leavenworth Detention Center and the 600-bed West Tennessee Detention Facility in 2021, and the non-renewal of a contract with Marion County, Indiana, at the managed-only 1,030-bed Marion County Jail effective January 31, 2022.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $83.0 million in the first quarter of 2022, compared with $41.6 million in the first quarter of 2021. The increase in EBITDA was primarily due to shareholder litigation expense in the prior year quarter. Adjusted EBITDA, which excludes the shareholder litigation expense and other special items, was $80.8 million in the first quarter of 2022, compared with $96.3 million in the first quarter of 2021. Adjusted EBITDA decreased from the prior year quarter primarily due to the sale of three non-core properties, which generated $4.9 million in Adjusted EBITDA in the first quarter of 2021, the transition of offender populations at our La Palma Correctional Center, and the aforementioned non-renewal of contracts at three facilities that collectively resulted in a reduction in EBITDA of $9.0 million from the first quarter of 2021 to the first quarter of 2022.

Funds From Operations (FFO) was $41.5 million, or $0.34 per diluted share, in the first quarter of 2022, compared to a loss of $100.9 million, or $0.83 per diluted share, in the first quarter of 2021. Normalized FFO, which excludes special items, was $41.5 million, or $0.34 per diluted share, in the first quarter of 2022, compared with $53.0 million, or $0.44 per diluted share, in the first quarter of 2021. FFO was negatively impacted by the same factors that affected Adjusted EBITDA, as well as an increase in interest expense. The increase in interest expense was attributable to the issuance during the second and third quarters of 2021 of an aggregate principal amount of $675.0 million of 8.25% unsecured senior notes, the net proceeds of which were primarily used to repay shorter-term debt with lower interest rates. These refinancing activities strengthened our balance sheet by increasing our liquidity, extending our weighted average debt maturities, and creating more financial flexibility.

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to net income, the most directly comparable GAAP measure.

Business Updates

Commencement of New Contract with the State of Arizona at the La Palma Correctional Center. On January 10, 2022, we announced that we were awarded a new contract with the state of Arizona to care for up to 2,706 adult male inmates on behalf of the Arizona Department of Corrections, Rehabilitation & Reentry (ADCRR) at the Company’s 3,060-bed La Palma Correctional Center in Eloy, Arizona. The new management contract has an initial term of five years, with one extension option for up to five years thereafter upon mutual agreement. We began receiving inmates from the state of Arizona in April 2022 under this new contract, and expect the transfer process to be complete in the fourth quarter of 2022. Before the new award, the La Palma facility

First Quarter 2022 Financial Results

supported the mission of ICE by caring for approximately 1,800 detainees. As the new contract with Arizona commences and state inmates are accepted at the facility, we are working closely with ICE to provide alternative capacity within the region in order to continue to support its needs. Upon full utilization of the new contract, we expect to generate approximately $75.0 million to $85.0 million in annualized revenue at the La Palma facility. However, because of the preparation to receive the Arizona inmates, including a reduction in the average daily population of ICE detainees at the facility, facility net operating income decreased $2.4 million during the first quarter of 2022 compared with the first quarter of 2021.

2022 Financial Guidance

Based on current business conditions, the Company is providing the following update to its financial guidance for the full year 2022:

	Guidance Full Year 2022		Prior Guidance Full Year 2022
➣ Diluted EPS		$0.64 - $0.79		$0.72 - $0.86
➣ Adjusted Diluted EPS		$0.63 - $0.77		$0.72 - $0.86
➣ FFO per diluted share		$1.45 - $1.60		$1.55 - $1.70
➣ EBITDA	$ $	336.1 million - 351.4 million	$ $	354.8 million - 370.0 million
➣ Adjusted EBITDA	$ $	333.9 million - 349.1 million	$ $	354.8 million - 370.0 million

Our 2022 guidance reflects uncertainties associated with the timing of the reversal of Title 42, a public health order that has been used since March 2020 to deny entry at the United States southern border to asylum-seekers and anyone crossing the southern border without proper documentation or authority in an effort to contain the spread of COVID-19. On April 1, 2022, the Center for Disease Control and Prevention terminated Title 42, and began preparing for a resumption of regular migration at the United States southern border, effective May 23, 2022. However, the reversal of Title 42 has been subject to legal challenges, and on April 25, 2022, a federal judge issued a temporary restraining order blocking its termination. The termination of Title 42 is expected to result in an increase in the number of undocumented people permitted into the United States to claim asylum, and could result in an increase in the number of people apprehended and detained by ICE, our largest government customer. However, it is difficult to predict when Title 42 will be terminated.

Our 2022 guidance also reflects the continuation of a challenging labor market, including above average wage inflation and, most notably, higher nursing-related expenses than previously estimated due to a national nursing shortage. Finally, our 2022 guidance also reflects a larger earnings disruption at our La Palma Correctional Center than previously estimated. Although we successfully began the complex transition of inmate populations from the state of Arizona into the facility in April 2022, pursuant to a new management contract, we currently expect detainee populations from ICE to decline more rapidly than previously forecasted.

First Quarter 2022 Financial Results

During 2022, we expect to invest $78.5 million to $82.0 million in capital expenditures, consisting of $33.5 million to $34.0 million in maintenance capital expenditures on real estate assets, $30.0 million to $32.0 million for capital expenditures on other assets and information technology, and $15.0 million to $16.0 million for facility renovations.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the first quarter of 2022. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Financial Information” of the Investors section. We do not undertake any obligation and disclaim any duties to update any of the information disclosed in this report.

Management may meet with investors from time to time during the second quarter of 2022. Written materials used in the investor presentations will also be available on our website beginning on or about May 13, 2022. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors section.

Conference Call, Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. central time (11:00 a.m. eastern time) on Thursday, May 5, 2022, and will be accessible through the Company’s website at www.corecivic.com under the “Events & Presentations” section of the “Investors” page. The live broadcast can also be accessed by dialing 888-882-4478 in the U.S. and Canada, including the confirmation passcode 8967211. An online replay of the call will be archived on our website promptly following the conference call. In addition, there will be a telephonic replay available beginning at 1:15 p.m. central time (2:15 p.m. eastern time) on May 5, 2022, through 1:15 p.m. central time (2:15 p.m. eastern time) on May 13, 2022. To access the telephonic replay, dial 888-203-1112 in the U.S. and Canada. International callers may dial +1 719-457-0820 and enter passcode 8967211.

About CoreCivic

CoreCivic is a diversified, government-solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, a network of residential and non-residential alternatives to incarceration to help address America’s recidivism crisis, and government real estate solutions. We are the nation’s largest owner of partnership correctional, detention and residential reentry facilities, and believe we are the largest private owner of real estate used by government agencies in the United States. We have been a flexible and dependable partner for government for nearly 40 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at www.corecivic.com.

First Quarter 2022 Financial Results

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) changes in government policy (including the United States Department of Justice, or DOJ, not renewing contracts as a result of President Biden’s Executive Order on Reforming Our Incarceration System to Eliminate the Use of Privately Operated Criminal Detention Facilities, or the Private Prison EO) (two agencies of the DOJ, the United States Federal Bureau of Prisons and the United States Marshals Service utilize our services), legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including, but not limited to, the continued utilization of our correctional and detention facilities by the federal government, and the impact of any changes to immigration reform and sentencing laws (our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention); (ii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity and effects of inmate disturbances; (iii) changes in the privatization of the corrections and detention industry, the acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as our ability to utilize available beds; (iv) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (v) fluctuations in our operating results because of, among other things, changes in occupancy levels; competition; contract renegotiations or terminations; inflation and other increases in costs of operations, including a continuing rise in labor costs; fluctuations in interest rates and risks of operations; (vi) the duration of the federal government’s denial of entry at the United States southern border to asylum-seekers and anyone crossing the southern border without proper documentation or authority in an effort to contain the spread of COVID-19, a policy known as Title 42. (On April 1, 2022, the Center for Disease Control and Prevention, or CDC, terminated Title 42, and began preparing for a resumption of regular migration at the United States southern border, effective May 23, 2022; however, on April 25, 2022, a judge issued a temporary restraining order blocking the termination of Title 42.); (vii) government and staff responses to staff or residents testing positive for COVID-19 within public and private correctional, detention and reentry facilities, including the facilities we operate; (viii) restrictions associated with COVID-19 that disrupt the criminal justice system, along with government policies on prosecutions and newly ordered legal restrictions that affect the number of people placed in correctional, detention, and reentry facilities, including those associated with a resurgence of COVID-19; (ix) whether revoking our REIT election, effective January 1, 2021, and our revised capital allocation strategy can be implemented in a cost effective manner that provides the expected benefits, including facilitating our planned debt reduction initiative and planned return of capital to shareholders; (x) our ability to successfully identify and consummate future development and acquisition opportunities and realize projected returns resulting therefrom; (xi)

First Quarter 2022 Financial Results

our ability to have met and maintained qualification for taxation as a REIT for the years we elected REIT status; and (xii) the availability of debt and equity financing on terms that are favorable to us, or at all, including our ability to refinance our Bank Credit Facility, which matures in April 2023. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

CoreCivic takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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First Quarter 2022 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$378,204	$299,645
Restricted cash	12,330	11,062
Accounts receivable, net of credit loss reserve of $8,488 and $7,931, respectively	262,467	282,809
Prepaid expenses and other current assets	27,759	26,872
Assets held for sale	—	6,996

Total current assets	680,760	627,384
Real estate and related assets:
Property and equipment, net of accumulated depreciation of $1,685,556 and $1,657,709, respectively	2,269,913	2,283,256
Other real estate assets	216,161	218,915
Goodwill	4,844	4,844
Other assets	357,874	364,539

Total assets	$3,529,552	$3,498,938

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$326,003	$305,592
Current portion of long-term debt	37,072	35,376

Total current liabilities	363,075	340,968
Long-term debt, net	1,483,948	1,492,046
Deferred revenue	26,311	27,551
Non-current deferred tax liabilities	90,836	88,157
Other liabilities	173,865	177,748

Total liabilities	2,138,035	2,126,470

Commitments and contingencies
Preferred stock—$0.01 par value; 50,000 shares authorized; none issued and outstanding at March 31, 2022, and December 31, 2021, respectively	—	—
Common stock—$0.01 par value; 300,000 shares authorized; 121,586 and 120,285 shares issued and outstanding at March 31, 2022, and December 31, 2021, respectively	1,216	1,203
Additional paid-in capital	1,870,065	1,869,955
Accumulated deficit	(479,764)	(498,690)

Total stockholders’ equity	1,391,517	1,372,468

Total liabilities and stockholders’ equity	$3,529,552	$3,498,938

First Quarter 2022 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended March 31,
	2022	2021
REVENUE:
Safety	$414,248	$409,769
Community	24,115	23,658
Properties	14,591	21,255
Other	34	36

	452,988	454,718

EXPENSES:
Operating
Safety	321,021	305,427
Community	20,227	21,100
Properties	3,282	6,274
Other	99	83

Total operating expenses	344,629	332,884
General and administrative	31,101	29,530
Depreciation and amortization	32,028	32,712
Shareholder litigation expense	—	51,745
Asset impairments	—	1,308

	407,758	448,179

OTHER INCOME (EXPENSE):
Interest expense, net	(22,920)	(18,428)
Gain on sale of real estate assets, net	2,261	—
Other income (expense)	1,042	(148)

INCOME (LOSS) BEFORE INCOME TAXES	25,613	(12,037)
Income tax expense	(6,610)	(113,531)

NET INCOME (LOSS)	$19,003	$(125,568)

BASIC EARNINGS (LOSS) PER SHARE	$0.16	$(1.05)

DILUTED EARNINGS (LOSS) PER SHARE	$0.16	$(1.05)

First Quarter 2022 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended March 31,
	2022	2021
Net income (loss)	$19,003	$(125,568)
Special items:
Expenses associated with COVID-19	—	1,598
Income taxes associated with change in corporate tax structure and other special tax items	—	114,249
Gain on sale of real estate assets, net	(2,261)	—
Shareholder litigation expense	—	51,745
Asset impairments	—	1,308
Income tax expense (benefit) for special items	625	(14,060)

Adjusted net income	$17,367	$29,272

Weighted average common shares outstanding – basic	120,796	119,909
Effect of dilutive securities:
Restricted stock-based awards	624	115
Non-controlling interest – operating partnership units	—	1,342

Weighted average shares and assumed conversions—diluted	121,420	121,366

Adjusted Earnings Per Diluted Share	$0.14	$0.24

First Quarter 2022 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended March 31,
	2022	2021
Net income (loss)	$19,003	$(125,568)
Depreciation and amortization of real estate assets	24,166	23,759
Impairment of real estate assets	—	1,308
Gain on sale of real estate assets, net	(2,261)	—
Income tax expense (benefit) for special items	625	(350)

Funds From Operations	$41,533	$(100,851)
Expenses associated with COVID-19	—	1,598
Income taxes associated with change in corporate tax structure and other special tax items	—	114,249
Shareholder litigation expense	—	51,745
Goodwill and other impairments	—	—
Income tax benefit for special items	—	(13,710)

Normalized Funds From Operations	$41,533	$53,031

Funds From Operations Per Diluted Share	$0.34	$(0.83)

Normalized Funds From Operations Per Diluted Share	$0.34	$0.44

First Quarter 2022 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended March 31,
	2022	2021
Net income (loss)	$19,003	$(125,568)
Interest expense	25,392	20,925
Depreciation and amortization	32,028	32,712
Income tax expense	6,610	113,531

EBITDA	$83,033	$41,600
Expenses associated with COVID-19	—	1,598
Gain on sale of real estate assets, net	(2,261)	—
Shareholder litigation expense	—	51,745
Asset impairments	—	1,308

Adjusted EBITDA	$80,772	$96,251

GUIDANCE — CALCULATION OF ADJUSTED NET INCOME, FUNDS FROM OPERATIONS, EBITDA & ADJUSTED EBITDA

	For the Year Ending December 31, 2022
	Low End of Guidance	High End of Guidance
Net income	$77,136	$94,386
Gain on sale of real estate assets, net	(2,261)	(2,261)
Income tax expense for special items	625	625

Adjusted net income	$75,500	$92,750

Net income	$77,136	$94,386
Depreciation and amortization of real estate assets	98,500	99,000
Gain on sale of real estate assets, net	(2,261)	(2,261)
Income tax expense for special items	625	625

Funds From Operations	$174,000	$191,750

Diluted EPS	$0.64	$0.79

Adjusted EPS	$0.63	$0.77

FFO per diluted share	$1.45	$1.60

Net income	$77,136	$94,386
Interest expense	96,500	95,500
Depreciation and amortization	130,500	130,500
Income tax expense	32,000	31,000

EBITDA	$336,136	$351,386
Gain on sale of real estate assets, net	(2,261)	(2,261)

Adjusted EBITDA	$333,875	$349,125

First Quarter 2022 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. The Company believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its properties and their management teams. The Company believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management.

FFO, in particular, is a widely accepted non-GAAP supplemental measure of performance of real estate companies, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis. EBITDA, Adjusted EBITDA, and Normalized FFO are useful as supplemental measures of performance of the Company’s properties because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. The Company may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary or ordinary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. The Company calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt repayments and refinancing transactions, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and, where appropriate, their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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